EXHIBIT 99.1

CROWN MEDIA HOLDINGS ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER OF 2013

STUDIO CITY, CA — May 2, 2013 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three months ended March 31, 2013.

Operating Highlights

•                  Strong Operating and Financial Results. Adjusted EBITDA for the quarter ended March 31, 2013, increased 10% over the prior year quarter to $36.2 million on the strength of revenue increases and a decrease in programming costs.

•                  Hallmark Channel Reinforces Commitment to Original Programming.

Further building on the foundation of the previously announced primetime scripted series “Cedar Cove” and “When Calls the Heart”, Hallmark Channel recently green lit a pilot for one additional scripted series and is in development on another. “Cedar Cove”, based on the book series by best-selling author Debbie Macomber, will premiere July 27, and “When Calls the Heart”, based on the immensely popular book series by Janette Oke, will kick off with a 2-hour movie event October 5. The pilot for “River Boat Mystery”, based on a book by Mary Higgins Clark, will premiere on September 28. The series pilot in development, “Dead Letters”, is based on a concept by Emmy Award-nominated television producer and creator of “Touched by an Angel”, Martha Williamson.

•                  Hallmark Movie Channel Launches Seasonal Initiative. Complementing Hallmark Channel’s successful “Countdown to Christmas” programming, Hallmark Movie Channel will be launching its own seasonal initiative, “The Most Wonderful Movies of Christmas”, which will include “Christmas with Tucker”, the network’s first-ever original holiday movie. “The Most Wonderful Movies of Christmas” will also feature exclusive airings of some of Hallmark Channel’s most popular holiday titles, along with an array of licensed classics.

•                  Ratings Momentum Continues at Hallmark Movie Channel. Hallmark Movie Channel marked a 4 percent increase among women aged 25-54 in total day and 7 percent in primetime over first quarter 2012. Meanwhile, in household delivery the network was up 22% in total day and 26% in primetime for first quarter versus the same period in 2012.

•                  Increased Scatter Volume. Scatter volume is up 23% for Hallmark Channel and 115% for Hallmark Movie Channel compared to a year ago. While scatter rates are down slightly versus last year, current scatter pricing continues to be strong versus the upfront, with both networks experiencing 24% to 26% CPM gains over Upfront.

“Crown Media is off to a strong start for 2013 across all areas of the business. We are well-positioned to maximize several important strategies we put in place last year,” said Bill Abbott, President and CEO of Crown Media Family Networks. “We have redoubled our commitment to establishing Hallmark Channel as an exciting new primetime destination for original scripted series, while substantially expanding Hallmark Movie Channel’s programming slate — including the addition of that network’s first original Christmas movie — to parallel its distribution and ratings growth. With these and other exciting developments on the horizon, we are further reinforcing Crown Media’s unique value in the marketplace and have laid a foundation that will continue to pay off well into the future.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

For the first quarter of 2013 Crown Media reported revenue of $85.6 million, a 2% increase from $83.8 million in the first quarter of 2012. For the broadcast quarter, December 30th 2012 to March 31st 2013 revenue from the sale of advertising spots increased 7% from the similar period last year due to a 22% increase on the Hallmark Movie Channel and a 5% increase in our key demographic of women 25-54 on the Hallmark Channel. Overall advertising revenue increased 2% to $65.2 million from $63.9 million in the first calendar quarter of 2012. Subscriber fee revenue increased 2% to $20.1 million from $19.8 million in the first quarter of 2012 due to contractual rate increases.

For the first quarter of 2013, cost of services decreased 6% to $35.0 million from $37.2 million during the same quarter of 2012. Programming costs decreased 7% due to the expiration of a number of programming license agreements and the end of “The Martha Stewart Show” agreement. We believe that programming costs will likely increase in the future.

Selling, general and administrative expense (including depreciation and amortization expense) increased 5% to $15.4 million for the first quarter of 2013 from $14.7 million during the same quarter of 2012 due to a $0.6 million increase in employee costs and a $0.3 million of third party costs directly expensed in conjunction with the amendment of the Company’s credit agreement.

Interest expense decreased $0.4 million for the three months ended March 31, 2013, as compared to the three months ended March 31, 2012. Interest expense on the Term Loan was $3.3 million and $2.9 million for the three months ended March 31, 2012 and 2013, respectively.

Provision for income tax of $7.3 million and $8.6 million reflect corresponding effective tax rates of 37.4% and 37.2% for the three months ended March 31, 2012 and 2013, respectively. A significant portion of each provision consists of a deferred component that represents a non-cash expense.

Adjusted EBITDA was $36.2 million for the first quarter of 2013 compared to $33.0 million for the same period last year. Cash used in operating activities totaled $6.0 million for the first quarter of 2013 compared to $4.8 million for the same period last year. The net income to common shareholders for the quarter ended March 31, 2013, totaled $14.5 million, or $0.04 per share, compared to $12.3 million, or $0.03 per share, in the first quarter of 2012.

Conference Call and Webcast to be Held Thursday, May 2nd, at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call today at 11:00 a.m., Eastern Time to discuss the results of the first quarter ended March 31, 2013. Investors and interested parties may listen to the call via a live webcast accessible on the Company’s investor relations page, http://ir.crownmedia.net/, or by dialing (877) 307-0246 (Domestic) or (224) 357-2394 (International) and using the conference number 30469307. For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, and a telephone replay of the call will be available for 7 days following the call beginning at 1:00 p.m. Eastern Time on Thursday, May 2nd at (855) 859-2056 (Domestic) or (404) 537-3406 (International), using the conference number 30469307.

About Crown Media Holdings

Crown Media Holdings, Inc. is the corporate parent for the portfolio of cable networks and related businesses under Crown Media Family Networks. The company currently operates and distributes Hallmark Channel in both high definition (HD) and standard definition (SD) to 87 million subscribers in the U.S. Hallmark Channel is the nation’s leading network in providing quality family programming with an ambitious slate of original TV movies, general entertainment, and an array of home and lifestyle content. Hallmark Channel’s sibling network, Hallmark Movie Channel, is available in 50 million homes in HD and SD. One of America’s fastest-growing cable networks, Hallmark Movie Channel provides family-friendly original movies with a mix of classic theatrical films, and presentations from the acclaimed Hallmark Hall of Fame library. In addition, Crown Media Family Networks includes the online offerings of HallmarkChannel.com and HallmarkMovieChannel.com.

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Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses. For this purpose, restricted stock unit compensation and long term incentive plan expense are treated as non-cash items, although they may result in cash payments during subsequent periods. See “Selected Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:

Investors and Press

Crown Media Family Networks

Annie Howell, 212.445.6690

anniehowell@crownmedia.com

Crown Media Holdings, Inc.

Unaudited Consolidated Income Statement Information

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue:
Advertising	$64,189	$62,986
Advertising by Hallmark Cards	1,053	876
Subscriber fees	20,149	19,798
Other revenue	169	114
Total revenue, net	85,560	83,774
Cost of services:
Non-affiliate programming	30,849	33,447
Hallmark Cards affiliate programming	843	688
Amortization of capital lease	289	289
Other cost of services	3,033	2,780
Total cost of services	35,014	37,204
Selling, general and administrative expense	15,007	14,355
Marketing expense	639	500
Depreciation and amortization expense	413	348
Income from operations before interest and income tax expense	34,487	31,367
Interest expense	(11,348)	(11,773)
Income from operations before income tax expense	23,139	19,594
Income tax expense	(8,606)	(7,324)
Net income and comprehensive income	$14,533	$12,270
Net income per share - basic	$0.04	$0.03
Net income per share - diluted	$0.04	$0.03
Weighted average number of common shares outstanding	359,676	359,676

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of March 31,	As of December 31,
	2013	2012

ASSETS

Cash and cash equivalents	$18,269	$43,705
Accounts receivable, less allowance for doubtful accounts of $267 and $245, respectively	83,019	92,062
Programming rights	82,265	85,946
Prepaid programming rights	22,502	13,820
Deferred tax asset, net	34,200	34,200
Prepaid and other assets	2,200	2,326
Total current assets	242,455	272,059
Programming rights	184,130	174,971
Prepaid programming rights	12,241	13,748
Property and equipment, net	10,152	10,455
Deferred tax asset, net	217,126	225,149
Debt issuance costs, net	11,209	10,421
Other assets	3,935	3,826
Goodwill	314,033	314,033
Total assets	$995,281	$1,024,662

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$16,341	$25,801
Audience deficiency reserve liability	6,594	5,679
Programming rights payable	98,204	112,503
Payables to Hallmark Cards affiliates	640	1,239
Interest payable	6,637	14,468
Current maturities of long-term debt	1,720	19,600
Total current liabilities	130,136	179,290
Accrued liabilities	14,992	15,852
Programming rights payable	36,056	30,121
Long-term debt, net of current maturities	468,205	468,040
Total liabilities	649,389	693,303

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of both March 31, 2013, and December 31, 2012	3,597	3,597
Paid-in capital	2,062,751	2,062,751
Accumulated deficit	(1,720,456)	(1,734,989)
Total stockholders’ equity	345,892	331,359
Total liabilities and stockholders’ equity	$995,281	$1,024,662

Crown Media Holdings, Inc.

Selected Unaudited Financial Information

(in thousands)

	Three Months Ended March 31,
	2013	2012

Net income	$14,533	$12,270
Promotion and placement expense	263	328
Depreciation and amortization	702	637
Interest expense	11,348	11,773
Income tax expense	8,606	7,324
Long term incentive plan expense	737	561
Restricted stock unit compensation	46	71
Adjusted earnings before interest, taxes, depreciation and amortization	$36,235	$32,964

Programming and other amortization	32,086	31,182
Provision for allowance for doubtful account	45	20
Changes in operating assets and liabilities:
Change to programming rights	(37,170)	(28,550)
Change to prepaid programming rights	(7,175)	(12,891)
Change in programming rights payable	(7,665)	(4,259)
Interest paid	(18,775)	(21,955)
Changes in other operating assets and liabilities, net of adjustments above	(3,557)	(1,331)
Net cash used in operating activities	$(5,976)	$(4,820)

Crown Media Holdings, Inc.

Selected Unaudited Cash Flow Statement Information

(in thousands)

	Three Months Ended March 31,
	2013	2012

Net cash used in operating activities	$(5,976)	$(4,820)
Net cash used in investing activities	(251)	(92)
Net cash used in financing activities	(19,209)	(18,310)
Net increase in cash and cash equivalents	(25,436)	(23,222)
Cash and cash equivalents, beginning of period	43,705	35,181
Cash and cash equivalents, end of period	$18,269	$11,959